ACCOUNTANTS' CONSENT





We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                          KPMG Peat Marwick LLP

                                                          KPMG Peat Marwick LLP


Atlanta, Georgia
October 10, 1997


473492.5